                              Verizon Maryland Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                           Year Ended December 31,
(Dollars in Millions)                                                                                2001
-------------------------------------------------------------------------------------- ------------------------------

Income before provision for income taxes                                                                  $525.7
Equity in loss from affiliates                                                                              91.8
Dividend received from equity affiliate                                                                       .4
Interest expense                                                                                            81.4
Portion of rent expense representing interest                                                               28.6
Amortization of capitalized interest                                                                         3.0
                                                                                       ------------------------------

Earnings, as adjusted                                                                                     $730.9
                                                                                       ==============================

Fixed charges:
Interest expense                                                                                           $81.4
Portion of rent expense representing interest                                                               28.6
Capitalized interest                                                                                         8.7
                                                                                       ------------------------------

Fixed Charges                                                                                             $118.7
                                                                                       ==============================

Ratio of Earnings to Fixed Charges                                                                          6.16
                                                                                       ==============================